EXHIBIT 21

LIST OF SUBSIDIARIES

NAME OF ENTITY (1)	STATE OF ORIGIN	ASSUMED BUSINESS NAME(S) (if different than entity name)
Lithia Chrysler Jeep of Anchorage, Inc.	Alaska

Lithia of Anchorage, Inc.	Alaska	Lithia Dodge of South Anchorage

Lithia Imports of Anchorage, Inc.	Alaska	Lithia Hyundai of Anchorage

Lithia of Fairbanks, Inc.	Alaska	Chevrolet Cadillac of Fairbanks

Lithia NA, Inc.	Alaska	BMW of Anchorage

Lithia of South Central AK, Inc.	Alaska	Chevrolet of South Anchorage
Chevrolet of Wasilla
Saab of South Anchorage

Lithia CIMR, Inc.	California	Lithia Chevrolet of Redding

Lithia CJDB, Inc.	California	Lithia Chrysler Jeep Dodge of Burlingame

Lithia CS, Inc.	California	Chevrolet of Salinas

Lithia DC, Inc.	California	Lithia Chrysler Jeep Dodge of Concord

Lithia FMF, Inc.	California	Lithia Ford of Fresno

Lithia JEF, Inc.	California	Lithia Hyundai of Fresno

Lithia MMF, Inc.	California	Lithia Mazda of Fresno
Lithia Suzuki of Fresno

Lithia NF, Inc.	California	Lithia Nissan of Fresno

Lithia of Santa Rosa, Inc.	California	Lithia Chrysler Jeep Dodge of Santa Rosa

Lithia TKV, Inc.	California	Lithia Toyota of Vacaville
Lithia Scion of Vacaville

Lithia TR, Inc.	California	Lithia Toyota of Redding
Lithia Scion of Redding

Lithia Centennial Chrysler Plymouth Jeep, Inc.	Colorado	Lithia Centennial Chrysler Jeep

Lithia Cherry Creek Dodge, Inc.	Colorado	Lithia Dodge of Cherry Creek

Lithia Colorado Jeep, Inc.	Colorado	Lithia Colorado Chrysler Jeep

Lithia Colorado Springs Jeep Chrysler Plymouth, Inc.	Colorado	Lithia Colorado Springs Jeep Chrysler

Lithia Foothills Chrysler, Inc.	Colorado	Lithia Chrysler Jeep Dodge of Fort Collins
Lithia Hyundai of Fort Collins

Lithia of Thornton, Inc.	Colorado	Lithia Volkswagen of Thornton

Lithia CB, Inc.	Idaho	Chevrolet of Boise

Lithia LMB, Inc.	Idaho	Lithia Lincoln-Mercury of Boise

Lithia Ford of Boise, Inc.	Idaho	Lithia Ford of Boise

Lithia of Pocatello, Inc.	Idaho	Lithia Chrysler Dodge of Pocatello
Lithia Hyundai of Pocatello

Lithia of Caldwell, Inc.	Idaho	Chevrolet of Caldwell

Lithia Poca-Hon, Inc.	Idaho	Honda of Pocatello

Lithia CCTF, Inc.	Idaho	Chevrolet Cadillac of Twin Falls

Lithia of Billings, Inc.	Montana	Lithia Dodge of Billings

Lithia of Missoula, Inc.	Montana	Lithia Chrysler Dodge of Missoula

Lithia CDH, Inc.	Montana	Lithia Chrysler Dodge of Helena

Lithia HGF	Montana	Honda of Great Falls

Lithia of Great Falls, Inc.	Montana	Lithia Chrysler Jeep Dodge of Great Falls

Lithia of Helena	Montana	Chevrolet of Montana

Lithia of Omaha, Inc.	Nebraska	Lithia Ford of Omaha

Lithia MBO, Inc.	Nebraska	Mercedes-Benz of Omaha

Lithia CJD of Omaha, Inc.	Nebraska	Lithia Chrysler Jeep Dodge of Omaha

Lithia SALMIR, Inc.	Nevada	Lithia Audi of Reno
Lithia Volkswagen of Reno
Lithia Isuzu of Reno
Lithia Lincoln Mercury of Reno
Lithia Suzuki of Sparks
Lithia Hyundai of Reno
Lithia Chrysler Jeep of Reno

Lithia Reno Sub-Hyun, Inc.	Nevada	Lithia Reno Subaru

Lithia CJDSF, Inc.	New Mexico	Lithia Chrysler Jeep Dodge of Santa Fe

Lithia of Oklahoma, Inc.	Oklahoma	Lithia Dodge of Broken Arrow

Lithia Financial Corporation	Oregon

Lithia Real Estate, Inc.	Oregon

Lithia Motors Support Services, Inc.	Oregon

Lithia LP of Texas, LLC	Oregon

Lithia TLM, LLC	Oregon	Lithia Toyota
Lithia Scion

LGPAC, Inc.	Oregon	Lithia Grants Pass Auto Center

Lithia DM, Inc.	Oregon	Lithia Dodge
Lithia Chrysler Jeep Dodge

Saturn of Southwest Oregon, Inc.	Oregon	Saturn of Southwest Oregon

SOE, LLC	Oregon	Saturn of Eugene

Lithia HPI, Inc.	Oregon	Lithia Volkswagen

Lithia DE, Inc.	Oregon	Lithia Chrysler Dodge of Eugene

Lithia BNM, Inc.	Oregon	Lithia Nissan
Lithia BMW

Hutchins Imported Motors, Inc.	Oregon	Lithia Toyota of Springfield
Lithia Scion of Springfield

Hutchins Eugene Nissan, Inc.	Oregon	Lithia Nissan of Eugene

Lithia Klamath, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Klamath Falls
Lithia Toyota of Klamath Falls
Lithia Scion of Klamath Falls

Lithia SOC, Inc.	Oregon	Lithia Subaru of Oregon City

Lithia of Roseburg, Inc.	Oregon	Lithia Chrysler Jeep Dodge of Roseburg

Lithia Rose-FT, Inc.	Oregon	Lithia Ford Lincoln Mercury of Roseburg

Lithia Medford Hon, Inc.	Oregon	Lithia Honda

Lithia of Sioux Falls, Inc.	South Dakota	Lithia Dodge of Sioux Falls

Lithia Automotive, Inc.	South Dakota	Chevrolet of Sioux Falls

Lithia GP of Texas, LLC	Texas

Lithia CJDSA, L.P. (2)	Texas	All American Chrysler Jeep Dodge of San Angelo

Lithia CSA, L.P. (2)	Texas	All American Chevrolet of San Angelo

Lithia NSA, L.P. (2)	Texas	All American Honda of San Angelo

Lithia CJDO, L.P. (2)	Texas	All American Chrysler Jeep Dodge of Odessa

Lithia of Grapevine, L.P. (2)	Texas	Lithia Dodge of Grapevine

Lithia DMID, L.P. (2)	Texas	All American Dodge of Midland

Lithia CO, L.P. (2)	Texas	All American Chevrolet of Odessa

Lithia CM, L.P. (2)	Texas	All American Chevrolet of Midland

Lithia HMID, L.P.(2)	Texas	Hyundai of Midland

Lithia TO, L.P. (2)	Texas	Lithia Toyota of Odessa
Lithia Scion of Odessa

Camp Automotive, Inc.	Washington	Camp BMW
Camp Chevrolet
Camp Subaru
Camp Cadillac

Lithia Dodge of Tri-Cities, Inc.	Washington	Lithia Dodge of Tri-Cities

Lithia DC of Renton, Inc.	Washington	Lithia Chrysler Jeep Dodge of Renton

Lithia FTC, Inc.	Washington	Lithia Ford of Tri-Cities

Lithia HyR, Inc.	Washington	Lithia Hyundai of Renton

TC Hon, Inc.	Washington	Honda of Tri-Cities

Lithia BC, Inc.	Washington	Chevrolet of Bellevue
Hummer of Bellevue

Lithia IC, Inc.	Washington	Chevrolet of Issaquah

Lithia of Seattle, Inc.	Washington	BMW Seattle

Lithia of Spokane, Inc.	Washington	Mercedes Benz of Spokane

(1)           Unless specifically noted to the contrary, all entities are wholly owned subsidiaries of Lithia Motors, Inc.

(2)                                  Limited Partnership with Lithia GP of Texas, LLC the general partner owning 1% interest; and Lithia LP of Texas, LLC the sole limited partner owning 99% interest.